UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2007, the registrant announced that it had entered into a Securities Purchase Agreement, or the Agreement, with Perseus Partners VII, L.P., or Perseus. Under the Agreement, Perseus has agreed to lend the registrant $12.5 million. This loan would bear interest at 12.5% per annum, compounded quarterly, and would be due in full nine months from the initial funding. The loan would be secured by a security interest on all of the registrant’s assets and those of its subsidiaries.

In consideration for the loan, the registrant will grant to Perseus a five-year warrant to purchase a number of shares of the registrant’s common stock equal to 24.99% of the shares outstanding at the close of business on the day before the loan closing, or approximately 9.94 million shares based upon the registrant’s current shares outstanding, with an exercise price of $0.80 per share. If, however, the closing bid price of the registrant’s common stock on the day before the closing is more than $0.80 per share, then the number of shares subject to this warrant will be reduced to a number equal to 19.99% of the shares outstanding at the close of business on that day, or approximately 7.95 million shares based upon the registrant’s current shares outstanding. This reduction is necessary to comply with the stockholder-approval requirements of the NASDAQ Stock Market LLC.

The registrant has undertaken in the Agreement to use commercially reasonable efforts to sell its Proton subsidiary, and the registrant expects to engage an investment bank to assist it in this process shortly after the loan closing. If the loan is closed, Perseus will be entitled to have an observer at board meetings of the registrant. Perseus will also have the right to approve specified significant actions by the registrant. The registrant has also granted to Perseus a right of first refusal to fund any future financing transactions it might pursue. In addition, the registrant has agreed to register for resale all the shares issuable to Perseus.

Closing of this loan is expected in late May or early June, but is subject to several closing conditions, including the condition that the registrant’s business will not have experienced a material adverse change since the signing of the Agreement. The registrant cannot provide any assurance that the conditions will be satisfied and the closing will occur.

In addition, the Agreement provides that Perseus will subsequently make an additional loan of $15.0 million with a term of 18 months from the date on which the initial loan is funded. The proceeds of this second loan would be used in part to repay the initial $12.5 million loan. This second loan is subject to the condition that the stockholders of the registrant have approved its terms as required by the rules of the NASDAQ Stock Market LLC. The registrant intends to submit this transaction to its stockholders in connection with its 2007 annual meeting, which the registrant currently anticipates will occur in late July or August.

This second loan would be evidenced by a senior secured note convertible at Perseus’ election into shares of the registrant’s common stock at a price per share equal to the lower of $1.20 or 75% of the per share market price of the registrant’s common stock at the time the second loan is closed. The registrant would also be obligated to issue a warrant to Perseus in connection with this second loan to purchase up to 33 million shares of its common stock at prices ranging from $1.00 to $3.00 per share. In addition, if the warrant issued by the registrant at the time of the initial loan is reduced as described above because the closing bid price of the registrant’s common stock is less than $0.80 per share on the day before the initial closing, then the registrant would also be obligated to issue a warrant to Perseus to purchase the number of shares by which the initial warrant was so reduced, which would be equal to 5.0% of the shares of common stock outstanding at the close of business on the day before the initial loan closing, or approximately 1.99 million shares based upon the registrant’s current shares outstanding, with an exercise price of $0.80 per share.

In addition, if the second loan is closed, the registrant would be obligated to reduce the size of its board of directors to five and Perseus would be entitled to representation on the registrant’s board of directors equal to at least its percentage ownership in the registrant, assuming exercise of its warrants and conversion of its convertible note. Based upon its current capitalization, the registrant anticipates that Perseus would have the right under this provision to name three of five directors.

In addition to the condition that the registrant’s stockholders have approved the terms of the second loan, the second loan is also subject to other closing conditions, including the condition that the registrant’s business will not have experienced a material adverse change since the execution of the Agreement. If the stockholders do not approve this second loan, or if the other closing conditions are not satisfied, then the registrant would be required to repay the initial $12.5 million loan on its nine-month due date using other funds.

The Agreement, including the exhibits thereto, is filed as Exhibit 1.1 hereto. The press release announcing the Agreement is filed as Exhibit 99.1 hereto.

Item 2.02	Results of Operations and Financial Condition

On May 10, 2007, the registrant issued a press release describing its results of operations for the fiscal quarter ended March 31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 (including the information in the press release attached as Exhibit 99.1 relating to this Item 2.02) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Securities Purchase Agreement between the registrant and Perseus Partners VII, L.P., dated May 10, 2007, including exhibits.

99.1	Press release entitled “Distributed Energy Reports 1st Quarter Financial Results and Enters into Agreement with Perseus, L.L.C.,” issued by the registrant on May 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: May 16, 2007	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Securities Purchase Agreement between the registrant and Perseus Partners VII, L.P., dated May 10, 2007.

99.1	Press release entitled “Distributed Energy Reports 1st Quarter Financial Results and Enters into Agreement with Perseus, L.L.C.,” issued by the registrant on May 10, 2007.